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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
HomeGold Financial, Inc.

     We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-07925) 1995 Director Stock Option Plan Stock Plan, (No. 333-07927) 1995 Restricted Stock Agreement Plan, (No. 333-07923) 1995 Officer and Employee Stock Option Plan and (No. 333-20179) Employee Stock Purchase Plan of HomeGold Financial, Inc. of our report dated March 21, 2001, relating to the consolidated balance sheet of HomeGold Financial, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the 2000 Annual Report on Form 10-K of the Company.





 /s/ ELLIOTT, DAVIS & COMPANY, L.L.P.
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ELLIOTT, DAVIS & COMPANY, L.L.P.
Greenville, South Carolina
April 13, 2001